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                                                              EXHIBIT 1.A.(8)(a)

                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                        SENTINEL VARIABLE PRODUCTS TRUST,
                        NATIONAL LIFE INSURANCE COMPANY,
                           EQUITY SERVICES, INC., AND
                     LIFE INSURANCE COMPANY OF THE SOUTHWEST

THIS AMENDMENT NO. 1 to the Participation Agreement dated July 27, 2000, by and among Sentinel Variable Products Trust ("SVPT"), National Life Insurance Company ("NLIC"); Equity Services, Inc. ("ESI") and, by this amendment Life Insurance Company of the Southwest ("LSW"), a Texas corporation wholly owned by NLIC, IS MADE AND ENTERED INTO THIS ____ DAY OF _______, 2001.

1.   By executing this Amendment No. 1, LSW

          a.   becomes a party to this Participation Agreement

          b.   is included in the definition of "Company" along with NLIC

          c. is bound by all of the terms and conditions of the Participation Agreement referenced above.

2. By executing this Amendment No. 1, the definition of "Accounts" is amended to include the following three Accounts:

          o National Variable Life Insurance Account (VariTrak, Sentinel Estate Provider and Sentinel Benefit Provider)

          o    National Variable Annuity Account II (Sentinel Advantage)

          o    LSW Variable Life Insurance Account (LSW Advantage)

          National Variable Life Insurance Account and National Variable Annuity Account II are separate accounts established by NLIC in accordance with the laws of the State of Vermont.

          LSW Variable Life Insurance Account is a separate account established by LSW in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Shareholder Services Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified above.

                                        SENTINEL VARIABLE PRODUCTS TRUST


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        EQUITY SERVICES, INC.


                                        by
                                           -------------------------------------

                                        LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                        BY:  NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------